                             Exhibit 10.46
GENERAL RELEASE AND WAIVER
1. I, Kyle Mitchin (“Executive”), in consideration of and subject to the performance by Forward Air Corporation (together with its Affiliates, the “Company Parties”) of its obligations under Section 4.01 of the Forward Air Corporation Executive Severance and Change in Control Plan, as amended from time to time before the date hereof (the “Plan”), do hereby release and forever discharge as of the date hereof the Company Parties and their respective affiliates, subsidiaries and direct or indirect parent entities and all present, former and future shareholders, directors, officers, agents, representatives, employees, employee benefit plan fiduciaries, and successors and assigns, as well as all respective affiliates, subsidiaries and direct or indirect parent entities of any successor or assign of the Company (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Plan.

2. In exchange for my signing and not revoking this General Release, the Company shall provide me with the following: (i) the benefits under Section 4.01 of the Plan as reflected in Schedule 1 attached hereto and (ii) payment of one hundred thousand dollars ($100,000) (the “Termination Payment”). The Severance Payment, Pro-rata Annual Incentive and Healthcare Assistance Payment (each as defined in Section 4.01 of the Plan) and the Termination Payment shall be paid in equal installments for a period of eighteen (18) months following my Termination Date and such payments shall commence no more than sixty days after the Termination of Employment, provided the applicable revocation period described below has expired at that time; and subject to Section 10.11(c) and Section 10.11(e) of the Plan. If the sixty (60)-day period following the Termination Date crosses calendar years, if necessary to comply with Code Section 409A payment shall not commence until the second calendar year (the commencement date, “Payment Commencement Date”). Any payment of a Severance Payment and Termination Payment that is so delayed shall be paid on the Payment Commencement Date. I understand that any payments or benefits paid or granted to me under Section 4.01 of the Plan (other than the Accrued Obligations) and the Termination Payment represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that except as otherwise provided herein, I am not entitled to any and agree to forfeit and forego any other wages, payments, benefits, severance or compensation of any sort or any other consideration from the Company Parties, including, without limitation, any rights under that certain Retention Bonus Agreement by and between Executive and the Company dated as of April 19, 2024 or under the 2024 Forward Air Corporation Severance Program or otherwise as a result my employment or the cessation thereof or in exchange for the releases given and covenants made in this General Release. I understand and agree that I will not receive certain of the payments and benefits specified in Section 4.01 of the Plan or the Termination Payment unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates.
3. Except as provided in paragraphs 4, 5, and 11 below and except for the provisions of the Plan which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company Parties, including, but not limited to (all of the following collectively referred to herein as the “Claims”):
    (a) any and all claims that in any way result from, or relate to, Executive’s hire, employment with or separation from employment with the Company Parties, whether pursuant to federal, state or local law, statute, regulation, ordinance, executive order or common law including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion, including costs and attorneys’ fees;
    (b) any and all claims for violation of any federal, state or local law, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Surface Transportation Assistance Act; the Fair Credit Reporting Act; any applicable Executive Order Programs; the Fair Labor Standards Act, and any other statute that pertains or relates to, or otherwise touches upon, the employment relationship between the Company Parties and Executive.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release and does not extend to any claims that, by statute, may not be waived. I acknowledge and agree that my separation from employment with the Company Parties in compliance with the terms of the Plan shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, not including a whistleblower bounty. Additionally, I am not waiving (i) any right to the Accrued Obligations or any severance benefits to which I am entitled under the Plan or Retention Bonus Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, (iii) my rights as an equity or security holder in the Company or its Affiliates, (iv) my rights under any equity awards that survive termination of employment; or (v) my rights to accrued benefits only under any retirement plan that is “qualified” under Section 401(a) of the Internal Revenue Code of 1986.
6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local law that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this release and waiver is an essential and material term of this General Release and that without such release and waiver I would not have become a Participant in the

Plan. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.
7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
8. I agree that this General Release and the Plan are confidential and agree not to disclose any information regarding the terms of this General Release or the Plan, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or to a successor employer respecting the terms of any restrictive covenants to which I may be subject, or as required by law, and I will instruct each of the foregoing not to further disclose the same to anyone.
9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other securities regulatory organization or any governmental entity.
10. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 3 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. I represent and warrant that I have never suffered an on the job or occupational injury or incurred any leave, wage or overtime claims, whether pursuant to the Fair Labor Standards Act, Family Medical Leave Act, or otherwise, during my employment, or in the alternative that any such claims have been resolved to my complete satisfaction, and as such, no such claims by me or on my behalf exist as of the date of this General Release.
11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Plan after the date hereof.
12. I acknowledge, understand and agree that all of the terms of the Participation and Restrictive Covenants Agreement entered into by and between Executive and Forward Air Corporation as of May 27, 2022 shall remain in full force and effect in accordance with all of the terms and conditions thereof.
13. The Parties understand and acknowledge that this General Release constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this General Release shall be deemed or construed to be:
        (a)    an admission of the truth or falsity of any claims made or any potential claims; or
        (b)    an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.
14. I waive any claim to reinstatement or re-employment with the Released Parties and agree not to bring any claim based upon the failure or refusal of the Released Parties to employ me hereafter. If I seek employment or become employed with the Released Parties (knowingly or unknowingly), this General Release shall conclusively be deemed the sole and exclusive reason for denying such application for employment with the Released Parties and/or the basis for my discharge if hired.

15. In entering into this General Release, neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this General Release.
16. The language in all parts of this General Release will be construed, in all cases, according to its fair meaning, and not for or against either Party hereto. The Parties acknowledge that each Party and its counsel have reviewed and revised this General Release and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement. The captions of the Paragraphs of this General Release are for convenience of reference only and in no way define, limit or affect the scope or substance of any Paragraph of this General Release.
17. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
18. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
(a) I HAVE READ IT CAREFULLY; AND I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
(b) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
(c) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
(d) I HAVE HAD AT LEAST TWENTY-ONE (21) DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY CONSIDERATION PERIOD;
(e) I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE 7-DAY REVOCATION PERIOD HAS EXPIRED;
(f) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
(g) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:	/s/ Kyle Mitchin	DATED:	11/22/2024
Kyle Mitchin

SCHEDULE 1
•All Accrued Obligations, which shall be paid in a lump sum within 15 days after the Termination Date
•The Severance Payment equal to $600,000, which shall be paid in installments in accordance with this General Release
•The Pro-Rata Annual Incentive equal to $134,173, which shall be paid in installments in accordance with this General Release
•The Healthcare Assistance Payment, which shall be paid in installments in accordance with this General Release
•$20,000 of outplacement services, which shall be paid in a lump sum within 30 days following the execution and return of this General Release and the expiration of the revocation period